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                                                                 EXHIBIT  A


                                             To Be Presented to Equity Portfolio
                                           Shareholders for Vote on May 15, 1996


                           INVESTMENT SUBADVISORY AGREEMENT

              INVESTMENT SUBADVISORY AGREEMENT ("Agreement"), effective __________, 1996, by and between CALVERT ASSET MANAGEMENT COMPANY, INC., a Delaware corporation registered as an investment advisor under the Investment Advisers Act of 1940 (the "Advisor"), and Loomis, Sayles & Co., L.P. a Delaware partnership (the "Subadvisor").

              WHEREAS, the Advisor is the investment advisor to Calvert Social Investment Fund, an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

              WHEREAS, the Advisor desires to retain the Subadvisor to furnish it with certain investment advisory services in connection with the Advisor's investment advisory activities on behalf of the Equity Portfolio, a series of Calvert Social Investment Fund and any additional series of Calvert Social Investment Fund, for which Schedules are attached hereto (each such series referred to individually as the "Fund");

              NOW, THEREFORE, in consideration of the promises and the terms and conditions hereinafter set forth, it is agreed as follows:

              1.      Services to be Rendered by the Subadvisor to the Fund.

                      (a)      Investment Program.   Subject to  the control  of
              the Fund's Board of Trustees ("Trustees") and the Advisor, the Subadvisor at its expense continuously will furnish to the Fund an investment program for such portion, if any, of Fund assets
              designated by  the Advisor  from time  to time.   With  respect to
              such assets, the Subadvisor will make investment decisions, apply investment selection social screens, as described more fully at
              Section 1(g) of this Agreement, to determine that all investments meet the Fund's social criteria, and will place all orders for
              the purchase  and sale  of portfolio securities.   The  Subadvisor
              shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Advisor in any way or otherwise be deemed an agent of the Fund or the
              Advisor.   In the  performance of its duties,  the Subadvisor will
              act in the best interests of the Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act, (ii) the terms of this Agreement, (iii) the Fund's Declaration of Trust, Bylaws and Registration Statement as from time to time amended, (iv) relevant undertakings provided to State securities regulators, (v) the stated investment objective, policies and restrictions of the Fund, and (vi) such other
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              guidelines as the Trustees or Advisor may establish.  The  Advisor shall be responsible for providing the Subadvisor with current copies of the materials specified in Subsections (a)(iii), (iv),
              (v) and (vi) of this Section 1.

                      (b) Availability of Personnel. The Subadvisor at its expense will make available to the Trustees and Advisor at reasonable times its Chief Portfolio Strategist, Philip J. Schettewi ("Schettewi"), portfolio managers and other appropriate personnel, either in person, or, at the mutual convenience of the Advisor and the Subadvisor, by telephone, in order to review the Fund's investment policies and to consult with the Trustees and Advisor regarding the Fund's investment affairs, including economic, statistical and investment matters relevant to the Subadvisor's duties hereunder, and will provide periodic reports to the Advisor relating to the investment strategies it employs.

                      (c) Expenses, Salaries and Facilities. The Subadvisor will pay all expenses incurred by it in connection with its activities under this Agreement, including but not limited to all salaries of personnel and facilities required for it to execute its duties under this Agreement.

                      (d) Compliance Reports. The Subadvisor at its expense will provide the Advisor with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time.

                      (e) Valuation. The Subadvisor will assist the Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Fund for which the Subadvisor has responsibility on a daily basis (unless otherwise agreed upon by the parties hereto) and at such other times as the Advisor shall reasonably request.

                      (f)      Executing Portfolio Transactions.   In  selecting
              brokers and dealers to execute purchases and sales of investments for the Fund, the Subadvisor will use its best efforts to obtain the most favorable price and execution available in accordance
              with this  paragraph.    The  Subadvisor  agrees  to  provide  the
              Advisor and  the Fund  with copies of  its policy  with respect to
              allocation  of brokerage  on  trades  for the  Fund.   Subject  to
              review by the Trustees of appropriate policies and procedures, the Subadvisor may cause the Fund to pay a broker a commission,
              for  effecting   a  portfolio   transaction,  in  excess   of  the
              commission  another broker  would have  charged for  effecting the
              same transaction.   If the first  broker provided brokerage and/or
              research services, including statistical data, to the Subadvisor, the Subadvisor shall not be deemed to have acted unlawfully, or
              to  have   breached  any  duty  created  by   this  Agreement,  or
              otherwise,  solely   by  reason   of  acting  according   to  such
              authorization.
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                      (g)      Social Screening.  The Advisor is responsible for
              screening all investments to determine that all investments meet the Fund's social investment criteria, as may be amended from
              time to  time  by the  Trustees.   The  Advisor may,  but  is  not
              required to, hire additional parties ("Additional Parties") at the Advisor's expense to assist with the oversight of the social
              screening process.   The Subadvisor agrees to fully cooperate with
              the Advisor or such Additional Parties.

                      (h)      Voting Proxies.   The  Subadvisor agrees  to vote
              all proxies for the Fund's portfolio investments in a timely manner, subject to the direction of the Trustees and Advisor.

                      (i) Furnishing Information for the Fund's Proxies. The Subadvisor agrees to provide the Advisor in a timely manner with all information necessary, including the Subadvisor's certified balance sheet and information concerning the Subadvisor's controlling persons, for preparation of the Fund's proxy statements, as may be needed from time to time.

              2. Books and Records. In connection with the purchase and sale of the Fund's portfolio securities, the Subadvisor shall arrange for the transmission to the Fund's custodian, on a daily basis, of such confirmations, trade tickets or other documentation as may be necessary to enable the Advisor to perform its accounting and administrative responsibilities with respect to the management of the Fund. Pursuant to Rule 31a-3 under the 1940 Act, and any other laws, rules or regulations regarding recordkeeping, the Subadvisor agrees that: (a) all records it maintains for the Fund are the property of the Fund; (b) it will surrender promptly to the Fund or Advisor any such records upon the Fund's or Advisor's request; (c) it will maintain for the Fund the records that the Fund is required to maintain under Rule 31a-1(b) insofar as such records relate to the investment affairs of the Fund for which the Subadvisor has responsibility under this Agreement; and (d) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Fund.

              3. Other Agreements, Exclusivity. Each party and its affiliates may have advisory, management service or other agreements with other organizations and persons, and may have other interests and businesses; provided, however, that the Subadvisor agrees that it will not sponsor or provide investment advice to another registered investment company which is "socially screened", as that term is commonly understood. Additionally, Subadvisor agrees that Schettewi, will not manage another registered investment company with a similar investment objective, whether sponsored by the Subadvisor or others, for a period of twelve (12) months from the effective date of this Agreement.

              4. Compensation. The Advisor will pay to the Subadvisor as compensation for the Subadvisor's services rendered pursuant to this Agreement an annual subadvisory fee as specified in one or more Schedules
     attached hereto and  made part of this Agreement.   Such fees shall be paid
     by  the Advisor (and not by the Fund).  Such fees shall be payable for each
     month  within  15  business days  after  the end  of  such month.    If the
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     Subadvisor  shall  serve  for   less  than  the  whole  of   a  month,  the
     compensation as specified shall be prorated. The Schedules may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Declaration of Trust and Bylaws of
     the Fund.   Any change in  the Schedule pertaining to  any new or  existing series of the Fund shall not be deemed to affect the interest of any other series of the Fund and shall not require the approval of shareholders of any other series of the Fund.

              5. Assignment and Amendment of Agreement. This Agreement automatically shall terminate without the payment of any penalty in the event of its assignment or if the Investment Advisory Agreement between the Advisor and the Fund shall terminate with respect to any series of the Calvert Social Investment Fund is applicable for any reason. This Agreement shall not be materially amended unless, if required by SEC rules and regulations, such amendment is approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund, the Advisor or the Subadvisor.

              6. Duration and Termination of the Agreement. This Agreement shall become effective upon its execution; provided, however, that this Agreement shall not become effective with respect to any series now existing or hereafter created unless it has first been approved (a) by a vote of the majority of those Trustees of the Fund who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a vote of a majority of that series' outstanding voting securities or as otherwise provided by law. This Agreement shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 5) except as follows:

                      (a) The Fund may at any time terminate this Agreement without penalty with respect to any or all series by providing not more than 60 days, written notice delivered or mailed by registered mail, postage prepaid, to the Advisor and the Subadvisor. Such termination can be authorized by the affirmative vote of a majority of the (i) Trustees of the Fund, or (ii) outstanding voting securities of the applicable series.

                      (b)      This Agreement will  terminate automatically with
              respect to  a series  unless, by  January 1,  1997,  and at  least
              annually  thereafter,   the  continuance  of   the  Agreement   is
              specifically approved by (i) the Trustees of the Fund or the shareholders of such series by the affirmative vote of a majority of the outstanding shares of such series, and (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund, Advisor or Subadvisor, by vote cast in person at a meeting
              called  for  the  purpose of  voting  on such  approval.    If the
              continuance of this Agreement is submitted to the shareholders of any series for their approval and such shareholders fail to approve such continuance as provided herein, the Subadvisor may
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              continue to serve  hereunder in a manner consistent with  the 1940
              Act and the rules and regulations thereunder.

                      (c) The Advisor may at any time terminate this Agreement with respect to any or all series by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadvisor, and the Subadvisor may at any time terminate this Agreement with respect to any or all series by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor.

     Upon  termination of this Agreement, the duties of the Advisor delegated to
     the   Subadvisor  under   this  Agreement  with   respect  to  such  series
     automatically shall revert to the Advisor.

              7.      Notification of  the  Advisor.   The  Subadvisor  promptly
     shall notify the Advisor in writing of the occurrence of any of the following events:

                      (a) the Subadvisor shall fail to be registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and under the laws of any jurisdiction in which the Subadvisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement;

                      (b)      the  Subadvisor  shall  have   a  change  in  the
              membership of its partnership;

                      (c) the Subadvisor shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund; or

                      (d)      any   other  occurrence  that  might  affect  the
              ability of the Subadvisor to provide the services provided for under this Agreement.

              8. Definitions. For the purposes of this Agreement, the terms "vote of a majority of the outstanding Shares," "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules and regulations thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

              9. Indemnification. The Subadvisor shall indemnify and hold harmless the Advisor, the Fund, their respective, directors, trustees, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) which arise or result from the Subadvisor's willful misfeasance, bad faith, or gross negligence or reckless disregard of its duties hereunder.
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              The Advisor shall indemnify and hold harmless the  Subadvisor, the
     Fund, their respective, directors, officers, partners and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) which arise or result from the Advisor's willful misfeasance, bad faith, or gross negligence or reckless disregard of its duties hereunder.

              10. Applicable Law and Jurisdiction. This Agreement shall be governed by Maryland law, and any dispute arising from this Agreement or the services rendered hereunder shall be resolved through legal proceedings, whether state, federal, or otherwise, conducted in the state of Maryland or in such other manner or jurisdiction as shall be mutually agreed upon by the parties hereto.

              11. Miscellaneous. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.


     IN WITNESS WHEREOF, and have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative.


     Attest:                   CALVERT ASSET MANAGEMENT COMPANY, INC.

     BY:  ________________     BY:  _________________________________
                                       (Name and Title)

     Attest:                   LOOMIS, SAYLES & CO., L.P.


     BY:  ________________     BY:  _________________________________
                                       (Name and Title)
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                                       Schedule
                                       to the
                                     Investment
                                Subadvisory Agreement
                                       between
                        Calvert Asset Management Company, Inc.
                                         and
                              Loomis, Sayles & Co. L.P.


              As  compensation   pursuant  to  Section  4   of  the  Subadvisory
     Agreement between Calvert Asset Management Company (the "Advisor") and Loomis, Sayles & Co., L.P. (the "Subadvisor"), the Advisor shall pay the Subadvisor a Subadvisory Fee for the Calvert Social Investment Fund, Equity Portfolio ("Fund") consisting of a base fee ("Base Fee") plus or minus a performance fee ("Performance Fee"). The Base Fee shall be 25 basis points of average daily net assets.

              The Performance Fee shall be +/- 7 basis points if the net cumulative investment performance of the Fund ("Investment Performance") exceeds or trails the cumulative investment record of the reinvested Standard & Poors 500 Stock Composite Index ("Investment Record") by 6 percent +/- 14 basis points if the Investment Performance exceeds or trails the Investment Record by 12 percent and +/- 20 basis points if the Investment Performance exceeds or trails the Investment Record by 18 percent.

              The period for calculating the Performance Fee ("Base Period") shall begin June 1, 1994 ("Beginning Date") and shall be incremented by 1 month until May 31, 1997. Thereafter the Base Period shall be a rolling 36 months.

              The computation of the Investment Performance and the Investment Record will be made in accordance with Rule 205-1 under the Investment Advisors Act of 1940 or any other applicable rule as, from time to time, may be adopted or amended.
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